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Exhibit 8.3

March 3, 2017

Seaspan Corporation

Unit 2, 2nd Floor, Bupa Centre

141 Connaught Road West

Hong Kong, China

Dear Sirs/Mesdames:

Re:	Seaspan Corporation – Post-Effective Amendment No. 1 to Registration Statement on Form F-3

We have acted as Canadian tax counsel to Seaspan Corporation (the “Company”), a corporation formed under the laws of the Republic of the Marshall Islands, with respect to certain legal matters in connection with the filing of Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form F-3, dated March 3, 2017 (the “Registration Statement”), in connection with the offer or resale of up to 3,633,340 Class A common shares of the Company by the selling securityholders identified in the Registration Statement.

In connection therewith, we have reviewed the discussion set forth under the caption “Non-United States Tax Considerations – Canadian Federal Income Tax Considerations” in the Registration Statement (the “Discussion”).

All statements of Canadian legal conclusions contained in the Discussion, unless otherwise noted, in our opinion are correct and accurate with respect to the matters set forth therein as of the effective date of the Registration Statement. In addition, we are of the opinion that the Discussion, with respect to those matters as to which no legal conclusions are provided, is an accurate discussion of such Canadian federal income tax matters as of the effective date of the Registration Statement (except for the representations and statements of fact of the Company, included in the Discussion, as to which we express no opinion). In delivery of this opinion, we have relied upon an Officer’s Certificate duly executed by the Company as to the matters certified therein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. This consent does not constitute an admission that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Yours truly,

/s/ Blake, Cassels & Graydon LLP

MONTRÉAL OTTAWA TORONTO CALGARY VANCOUVER NEW YORK LONDON BAHRAIN AL-KHOBAR* BEIJING SHANGHAI*
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